UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Appointments

On October 6, 2015, the Board of Directors (the “Board”) of Diplomat Pharmacy, Inc. (the “Company”) appointed each of Shawn Cline Tomasello and Benjamin Wolin as directors on the Board.  Ms. Tomasello will serve as a Class I director to serve until the 2018 annual meeting of shareholders and Mr. Wolin will serve as a Class II director to serve until the 2016 annual meeting of shareholders, or until such director’s earlier resignation, retirement or other termination of service.  Concurrently, Mr. Wolin was appointed to the Audit Committee of the Board and Gary Kadlec, the Company’s President and a Board director, resigned from such Committee.  Ms. Tomasello and Mr. Wolin will be compensated in accordance with the non-employee director compensation program of the Board.  The Board has determined that each of Ms. Tomasello and Mr. Wolin are independent directors.

Ms. Tomasello, age 56, most recently served as the Chief Commercial Officer of Pharmacyclics Inc. (Nasdaq: PCYC), a pharmaceutical manufacturer recently acquired by Abbvie, Inc., a position she held from August 2014 to July 2015.  From April 2005 to August 2014, Ms. Tomasello was employed at Celgene Corporation, initially as the Vice President, Sales and Training and most recently as President of the Americas, Hematology and Oncology, where she was responsible for all aspects of the commercial organization encompassing multiple brands spanning 11 indications.  Prior to joining Celgene Corporation, Ms. Tomasello was with Genentech, Inc. from 1989 through 2005.  Her last position at Genentech was National Director, Hematology Franchise (Rituxan®) from early 2003 to April 2005.

Ms. Tomasello has considerable drug commercialization, operating, executive management, business development, mergers and acquisitions and compliance experience and expertise from her employment.  In particular, Ms. Tomasello’s service as an executive for over 16 years in the pharmaceutical manufacturing industry brings her critical industry insight into the opportunities and challenges of the Company generally as well as working with pharmaceutical manufacturers.

Mr. Wolin, age 40, is the co-founder, Chief Executive Officer and a member of the board of directors of Everyday Health, Inc. (NYSE: EVDY), a leading provider of digital health and wellness solutions, since January 2002. From September 1999 until December 2001, Mr. Wolin served as Vice President of Production and Technology for Beliefnet, Inc., an online provider of religious and spiritual information. Previously, Mr. Wolin served as Web Producer for Tribune Interactive, Inc., a multimedia corporation, and held several consulting positions with interactive companies.

Mr. Wolin has extensive technology, executive management, public company board governance, entrepreneurial, financial, and operating expertise from his role as a founder, director and principal executive of Everyday Health .  His experience as the principal executive officer and a director of a company that completed an initial public offering recently provides him with unique insights into the dynamics of a growing company and the financial, accounting, governance and operational issues specific to public reporting companies.

Board Resignation

On October 5, 2015, Atheer A. Kaddis provided notice to the Company of his resignation from the Board, effective as of such date.  Dr. Kaddis will continue to serve as the Company’s Senior Vice President, Sales and Business Development.

A copy of the Company’s news release announcing the foregoing matters is attached hereto as Exhibit 99.1.

Item 7.01                                           Regulation FD Disclosure

Following the matters set forth above, the Board has a majority of independent directors and an Audit Committee consisting solely of independent directors.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit 99.1                              Company news release dated October 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: October 6, 2015

EXHIBIT INDEX

No.	Description

99.1	Company news release dated October 6, 2015